EXHIBIT 16.1


[NATION SMITH HERMES DIAMOND LETTERHEAD]





December 13, 2002


Mr. David Maurer, President
Income Growth Partners X
11300 Sorrento Valley Road
San Diego, CA 92121


Dear Mr. Maurer:

This is to confirm that the client-auditor relationship between Income Growth Partners X (Commission File Number 0-18528) and Nation Smith Hermes Diamond has ceased.


Sincerely,

/s/ Nation Smith Hermes Diamond

Nation Smith Hermes Diamond


cc: Office of the Chief Accountant
    SECPS Letter File
    Securities and Exchange Commission
    Mail Stop 11-3
    450 Fifth Street, N.W.
    Washington, D.C. 20549